Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Reliance Steel & Aluminum Co.
Los Angeles, California
     We hereby consent to the incorporation by reference in this Registration Statement of our report dated October 12, 2007, relating to the financial statements and schedules of the Earle M. Jorgensen Retirement Savings Plan appearing in the Company’s Annual Report on Form 11-K for the year ended March 31, 2007.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
November 6, 2007

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